Exhibit 10.8

CHOBANI, LLC

2020 LONG TERM INCENTIVE PLAN

Effective Date as of January 1, 2020

Section 1.     Purpose. The purpose of this Chobani, LLC 2020 Long Term Incentive Plan (“Plan”) is to promote the interests of Chobani, LLC and its subsidiaries and affiliates (“Chobani”). The Plan is designed to enhance Chobani’s ability to attract and retain senior-level employees and to encourage them to perform their jobs to affect positively the long-term growth, profitability and financial success of Chobani by providing them with the opportunity to receive compensation based on the long-term business results of the Company. All capitalized terms herein have the meanings set forth in Section 9 (“Definitions”) hereof.

Section 2.     Eligibility & Participants. The Administrator of the Plan will determine which employees will participate in the Plan and the size and terms of Awards given under the Plan. Unless the Administrator determines otherwise, eligibility to participate in the Plan shall be limited to employees holding the position of Senior Director or above or such other employees as the Administrator approves. Furthermore, unless the Administrator determines otherwise, no employee may become a Participant in a given Performance Period during the last two quarters of such Performance Period. Subject to the preceding limitation, a Participant who does not participate for an entire Performance Period shall be entitled to participate in the Plan on a pro-rated basis commencing on the first day of the calendar quarter occurring after the Participant’s hire date. No employee selected to participate in the Plan will be required to pay any cash or other property to participate in or to receive benefits under the Plan. All decisions made by the Administrator are within its sole discretion, and no person will have the ability to affect, influence or negate the Administrator’s determinations under the Plan. A person selected to participate in the Plan is referred to as a “Participant”.

Section 3.     Award Notice. A Participant will be given an Award Notice. The Award Notice shall set forth the terms and conditions of the Award given to a Participant, including (i) the dollar amount payable in the event that the Performance Goals established with respect to all or part of a Performance Period are achieved at the target level and a method for determining how to calculate the dollar amount payable, if any, for performance above or below the target level and (ii) the requirements for becoming entitled to receive and retain a payment under an Award. In addition to delivering the executed Award Notice to the Administrator, the Administrator may require a Participant to take additional actions and execute additional documents that the Administrator determines are necessary or advisable in order to fully implement the Award evidenced by the Award Notice. In the event of any conflict between an Award Notice and the Plan, the terms of the Plan shall prevail.

Section 4.     Target Value of an Award. Unless the Administrator determines otherwise, the target value of a Participant’s Award shall be as set forth in the Participant’s Award Notice.

Section 5.     Determination of Value of an Award to be Paid. Unless the Administrator determines otherwise or the terms of the Plan or a Participant’s Award Notice provide otherwise, the final value of an Award shall be determined in accordance with the level of achievement of the Performance Goals for each year, on a standalone basis, of the two-year Performance Period, the value for each such year shall be added together, and the sum shall be paid to each Participant who is entitled to receive payment. In the event that a Sale of the Company occurs prior to the time that Awards made for a given Performance Period have been paid, the amount to be paid shall be determined as set forth in Section 6(b) below.

Section 6.     Vesting of Awards; Sale of the Company. (a) An Award shall be treated as vested, and therefore payable, subject to compliance with any requirements set forth by the Administrator that remain in existence after the end of the Performance Period, if the Participant remains in continuous employment with Chobani from the date that the Award is granted to the date of payment of the Award.

(b)     In the event that a Sale of the Company occurs prior to the time that Awards made for a given Performance Period have been paid, such Awards shall be treated as follows:

(1)     Unless otherwise provided in an Award Notice, in the event of a Sale of the Company, all outstanding Awards may be continued or assumed by the Successor, or the Successor may substitute economically equivalent awards.

(2)     Unless otherwise provided in an Award Notice, in the event of a Sale of the Company in which the Successor does not continue, assume or substitute any outstanding Awards in accordance with this Section 6, all Awards that are not assumed, continued or substituted shall be vested based on the terms herein, and therefore payable, without any subsequent restrictions, as of the date of the Sale of the Company. The final value of an Award shall be determined as follows: (x) for any one-year period that has ended in any Performance Period prior to a Sale of the Company, based on actual results and (y) for any one-year period in any Performance Period that has not ended prior to a Sale of the Company, pro-rate the dollar amount payable based on the partial year and determine the performance based on either, as determined by the Administrator in its sole discretion, (i) the level of achievement of the Performance Targets for the partial year or (ii) on the assumption that target level results have been achieved.

A Participant must remain in continuous employment with Chobani from the date that the Award is granted to the date of the Sale of the Company to receive the treatment set forth in this Section 6(b). Notwithstanding the foregoing, the treatment of Awards in connection with the Sale of the Company need not be the same with respect to each Participant as determined by the Administrator.

(c)     If a Participant’s employment with Chobani ends prior to the vesting date determined as set forth above and the date of payment of the Award, any Awards held by that Participant shall immediately be cancelled, terminate and cease to exist at the time of such termination of employment.

Section 7.     Restrictions on Transfer. Awards are not transferable under any circumstances.

Section 8.     Time and Form of Payment. Awards granted with respect to a given Performance Period shall be paid within an administratively reasonable period of time following the time that the Administrator has confirmed the level of performance of the Performance Goals for such Performance Period after the end of such Performance Period. In the event that a Sale of the Company occurs during a Performance Period, Awards for such Performance Period shall be paid at the time determined by the Administrator. All Awards shall be paid in cash, promissory notes, Equity Securities of Chobani or its affiliates or subsidiaries and/or any other form of consideration and any combination thereof, in each case, in the Administrator’s discretion.

Section 9.     Definitions. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth below.

“Administrator” means FHU US Holdings, LLC or such other committee, individual or individuals appointed or delegated authority pursuant to Section 10 to administer the Plan.

“Award” means, individually or collectively, an award made pursuant to the terms of the Plan and the applicable Award Notice.

“Award Date” means the date an Award is given to a Participant and is set out in the Award Notice.

“Award Notice” means the written or electronic notice evidencing an Award and certain terms and conditions of such Award.

“Company” means Chobani Global Holdings, LLC.

“Equity Securities” means an instrument determined by the Administrator to be an “Equity Security”, which is intended to mean capital stock, partnership or limited liability company interests or other equity securities (including profits interests).

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Chobani Global Holdings, LLC, dated as of June 27, 2018, as amended from time to time.

“Participant” means a person given an Award under the Plan.

“Performance Goals” means those performance goals selected by the Administrator with respect to a given Performance Period. In the event that the Administrator does not select specific goals for a given Performance Period, the Performance Goals shall be set for a one-year period and shall be the same as the performance goals for the Company’s Annual Incentive Plan for the same one-year period.

“Performance Period” means a two-year period coinciding with the Company’s fiscal year. The first Performance Period shall begin on January 1, 2020 and end on December 31, 2021. The Administrator shall have the authority to establish one or more Performance Periods of a different duration. Performance Periods may not overlap with one another.

“Plan” means this Chobani, LLC 2020 Long Term Incentive Plan, as it may from time to time be amended in accordance with the Plan.

“Sale of the Company” means an event determined by the Administrator to be a “Sale of the Company” as defined in the LLC Agreement, which is intended to mean a sale, directly or indirectly, by Chobani of all or substantially all of its assets or a sale of a super-majority of its voting equity securities to, or a merger or consolidation of Chobani with, or a transaction or series of related transactions to which the Administrator is a party with, a person (or group of related persons) who is not currently an investor in Chobani or its affiliates or a person (or group of related persons) who is not currently an investor in Chobani or its affiliates otherwise acquiring control of Chobani, directly or indirectly. The Sale of the Company shall not include an initial public offering or other sale of equity securities of Chobani or its affiliates to the public.

“Successor” means the person (or group of related persons) that is the continuing or successor (as the case may be) of the Company following a Sale of the Company.

Section 10.     Administration. The Administrator shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. The Administrator may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Administrator shall have the exclusive right and discretionary authority to: (a) determine the Participants to whom Awards are given; (b) determine the terms and conditions of an Award to be given to a particular Participant that are not in conflict with the Plan; (c) determine the size of an Award; (d) determine the manner in which the value of an Award is to be calculated; (e) determine the form and content of Award Notices; (f) determine the extent to which Awards have been forfeited, cancelled or terminated in accordance with the terms of the Plan and under the applicable Award Notices; (g) elect to pay out all or part of a Participant’s Award, including following the end of a Participant’s employment with Chobani prior to the time payment of Awards generally; (h) determine the extent to which any terms and conditions applicable to any Awards have been satisfied; (i) amend, modify, adjust and/or waive the criteria set forth in any Award Notice regarding the satisfaction of any terms or conditions relating to any Award; (j) modify, amend, suspend or terminate any outstanding Award; (k) interpret the Plan and the Award Notices, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; (l) determine any other rights or obligations in respect of any or all outstanding Awards; and (m) take any other actions and make any other determinations or decisions that the Administrator deems necessary, desirable or appropriate in connection with the Plan or an Award Notice, or the administration or interpretation of the Plan or an Award Notice.

Unless otherwise expressly provided hereunder, the Administrator, with respect to any Award, may exercise its discretion hereunder at any time, including at the time of the Award Date or thereafter. The Administrator’s decisions and determinations need not be uniform and may be made selectively among Participants, whether or not they are similarly situated, including varying the rights and obligations of the Award. In the event of any dispute or disagreement as to the interpretation of any provision of the Plan or an Award Notice, or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or an Award Notice, the decision of the Administrator shall be final and binding upon all persons. The Administrator shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. The Administrator may delegate all or any of its responsibilities and powers under the Plan (and revoke any such delegation) to any committee appointed by the Administrator or any other person or persons selected by the Administrator, except to the extent prohibited by applicable law, rule or regulation. References in the Plan or in an Award Notice to the Administrator shall be to any such committee or other person or persons, to the extent of such delegation.

Section 11.     Rights as a Participant. A Participant shall not have any rights as a holder of an Award with respect to any payment of an Award except as determined by the Administrator under the terms of the Plan.

Section 12.     Amendment and Termination of the Plan. The Administrator may, at any time, modify, amend, suspend or terminate the Plan without the consent of any person. The Administrator’s power under this Section 12 shall not be limited, constrained or otherwise affected by any other provision of the Plan or an Award Notice.

Section 13.     No Rights to Continued Employment or to Award. Nothing in the Plan or in any Award granted pursuant to the Plan or any Award Notice shall confer on any person any right to employment or continued service with Chobani, or interfere in any way with the right of Chobani to terminate or change the terms of any person’s employment or service at any time. No person shall have any right to receive any Award under the Plan. If a person has received an Award, such Award shall not give that person any right to receive any additional Award in the future.

Section 14.     409A Compliance. It is the intention of Chobani that the Plan shall be exempt from, or otherwise comply with, the provisions of Section 409A of the Internal Revenue Code (“Section 409A”), as in effect as of the Effective Date of the Plan or as subsequently modified. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards, then the Administrator shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Administrator be required to modify or amend the Plan in any manner. Chobani shall have no liability to a Participant, or any other person, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Administrator or Chobani and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with Chobani.

Section 15.     Indemnification and Reimbursement of Payments on Behalf of Participant. Chobani shall be entitled to deduct or withhold, or cause to have deducted or withheld, from any amounts owing from Chobani to a Participant any taxes imposed with respect to a Participant’s compensation or other payments from Chobani, including wages, bonuses and/or cash distributions. To the extent that such amounts are insufficient to permit Chobani to satisfy its withholding obligations solely with respect to such taxes arising from a Participant’s compensation or other payments from Chobani, a Participant shall indemnify Chobani for any amounts paid with respect to any such taxes, together with any interest, penalties and related expenses thereto.

Section 16.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of the Plan shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) upon confirmed transmission, when delivered by facsimile or by means of electronic mail to the recipient, provided that if delivered by facsimile or electronic mail after 5:00 p.m. New York, New York time, delivery will be deemed to have occurred on the next business day, or (c) when delivered by overnight courier, when delivery is made according to the records of such courier. Such notices, demands, and other communications shall be sent to Chobani at the following address and to the Participant at the address for the Participant set forth from time to time in Chobani’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice pursuant to this Section 14 to the sending party.

Chobani Global Holdings, LLC

200 Lafayette St., FL #6

New York, New York 10012

Attention: Office of General Counsel

E-mail:

Section 17.     Successors. Except as otherwise provided in an Award Notice, any Award under the Plan shall be binding upon and inure to the benefit of and be enforceable by Chobani and its assigns and successors in interest.

Section 18.     Severability. The provisions of the Plan and any Award Notice shall be deemed severable. The invalidity or unenforceability of any provision of the Plan or an Award Notice in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of the Plan or Award Notice, as applicable, in such jurisdiction or the validity, legality or enforceability of any provision of the Plan or Award Notice, as applicable, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law.

Section 19.     No Third Party Beneficiaries. Except as expressly provided in the Plan or an Award Notice, no term or provision of the Plan or Award Notice is intended to be, or shall be, for the benefit of any person not a Participant or a party to an Award Notice, and no such other person shall have any right or cause of action thereunder.

Section 20.     Unfunded Plan. The Plan is unfunded. Neither Chobani nor any of its affiliates shall segregate any assets in connection with or as a result of the Plan. The rights of a Participant to benefits under the Plan shall be solely those of a general, unsecured creditor of Chobani.

Section 21.     Governing Law and Construction. All issues and questions concerning the construction, validity, enforcement and interpretation of the Plan or of any applicable Award Notice shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

END OF DOCUMENT

CHOBANI, LLC

2020 LONG TERM INCENTIVE PLAN

AWARD NOTICE

Chobani, LLC (“Chobani”), pursuant to its 2020 Long Term Incentive Plan (the “Plan”), hereby awards to you, the undersigned “Participant”, the incentive award set forth below (“Award”). Your Award is subject to the terms of this Award Notice and the Plan. A copy of the Plan is attached to this Award Notice. We urge you to carefully read this Award Notice and the Plan in their entireties. If there is any inconsistency between the terms of the Plan and this Award Notice, the terms of the Plan will prevail. Capitalized terms used in this Award Notice that are not defined, have the meanings set forth in the Plan.

Section 1.     Award Information

Participant:
Award Date:	[ ]
Performance Period:	[ ] to [ ]
Target Value of Award:	$[ ]

Section 2.     Performance Goals

Performance Goals for the Award shall be established for each fiscal year of Chobani within the Performance Period. The Performance Goals for each fiscal year to earn the Target Value of the Award for such fiscal year under this Plan shall be the same as the Participant’s performance goals for Chobani’s Annual Incentive Plan, which is based on consolidated performance (globally), to earn the target bonus opportunity under such plan for the same fiscal year.

Section 3.     Terms and Conditions of Award

(a) Requirement of Employment. You must remain continuously employed by Chobani from the Award Date until the date of payment of the Award following the end of the Performance Period in order to be eligible to receive payment of your Award.

(b) Termination of Employment. If your employment with Chobani ends for any reason prior to the time of payment of the Award, the Award shall immediately be cancelled, terminated and cease to exist at the time of such termination of employment.

Section 4.     Time and Form of Payment. Your Award shall be paid within an administratively reasonable period of time following the time that the Administrator has confirmed the level of performance of the Performance Goals for such Performance Period after the end of such Performance Period. Your Award shall be paid in cash, promissory notes, Equity Securities of Chobani or its affiliates or subsidiaries and/or any other form of consideration and any combination thereof, in each case, in Chobani’s discretion.

Section 5.     Restrictions on Transfer. The Award is not transferable under any circumstances.

Section 6.     Acknowledgements and Understandings.

(a) You acknowledge that you have received a copy of the Plan, that you have reviewed the Plan and this Award Notice, and that you understand and agree to be legally bound by the terms of the Plan and this Award Notice.

(b) You further acknowledge that as of the Award Date, this Award Notice and the Plan set forth the entire understanding between you and Chobani regarding the Award. Any oral or written statements or agreements relating to the Award not included in this Award Notice or the Plan are of no effect.

(c) You understand that you are not required to pay cash or give other property to Chobani as a condition to your participation in the Plan or to receive benefits under the Plan. You confirm that Chobani has not required any payment of cash or delivery of property by you for your Award.

(d) You acknowledge and agree that your Award or your participation in the Plan does not give you any information rights with respect to Chobani’s affairs, including any right to review Chobani’s corporate or financial documents.

Section 7.     Signatures. This Award Notice may be executed in counterparts, all of which when taken together will be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 8.     Waiver of Jury Trial. You irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Award Notice.

Section 9.     Cancellation. Within 30 days of the Award Date, you shall execute and deliver to Chobani the signature page to this Award Notice; and if you fail to do the foregoing, Chobani shall have the right, on written notice to you, to revoke this Award Notice and Chobani shall have no obligation to consummate the grant of the Award or any payment thereunder.

Signature Page to Immediately Follow

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CHOBANI, LLC		PARTICIPANT:

By:	Hamdi Ulukaya

Name:	Chief Executive Officer	By:
Signature

Date:		Name:

Date:

ATTACHMENTS: Chobani, LLC 2020 Long Term Incentive Plan

Signature Page to Award Notice under 2020 Long Term Incentive Plan

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